Exhibit 10.3

GUARANTY

THIS UNLIMITED GUARANTY (“Guaranty”) is made as of this 19th day of February, 2008 in favor of FIFTH STREET MEZZANINE PARTNERS II, L.P., a Delaware limited partnership (together with its successors and assigns, “Lender”) by PET DRX CORPORATION, a Delaware corporation (“Guarantor”).

BACKGROUND

A.           XLNT VETERINARY CARE, INC., a Delaware corporation (“Lead Borrower”) and ADLER VETERINARY GROUP, INC., a California corporation, ANIMAL CLINIC OF YUCCA VALLEY, INC., a California corporation, ANIMAL EMERGENCY CLINIC OF THE DESERT, INC., a California corporation, ANIMAL MEDICAL HOSPITAL, INC., a California corporation, BONITA PET HOSPITAL, INC., a California corporation, BRENTWOOD PET CLINIC, INC., a California corporation, ELDORADO ANIMAL HOSPITAL, INC., a California corporation, JERAULD L. WOODRING, INC., a California corporation, LAWRENCE PET HOSPITAL, INC., a California corporation, MCCONNELL & FENTON CORPORATION, a California corporation, RAINBOW HAWK, INC., a California corporation, SAN CARLOS VETERINARY HOSPITAL, INC., a California corporation, SOUTH BAY VETERINARY SPECIALISTS, INC., a California corporation, SOUTH COUNTY EMERGENCY ANIMAL CLINIC, INC., a California corporation, STANFORD PET CLINIC, INC., a California corporation, TARVIN & LENEHAN, INC., a California corporation, VETS & PETS, INCORPORATED, a California corporation, YUBA-SUTTER VETERINARY HOSPITAL, INC., a California corporation, CALIFORNIA ANIMAL HOSPITAL VETERINARY SPECIALTY GROUP, INC., a California corporation, VETSURG, INC., a California corporation, BAY AREA VETERINARY SPECIALIST, INC., a California corporation and BRADSHAW VETERINARY CLINIC, INC., a California corporation (jointly and severally, individually and collectively, “Borrower”) and Lender have entered into a certain Credit Agreement dated March 29, 2007, as amended by that certain First Amendment to Credit Agreement and Loan Documents dated as of the even date herewith (collectively, the “Loan Agreement”) pursuant to which Lender has made a loan (“Loan”) to Borrower in the amount of $12,000,000.00.  The Loan also is evidenced by Borrower’s note to Lender dated March 29, 2007 (“Note”) and secured by, among other things, a Security Agreement executed and delivered by Borrower to Lender dated March 29, 2007 and that certain Security Agreement executed and delivered by PET DRX CORPORATION, a Delaware corporation, BAY AREA VETERINARY SPECIALIST, INC., a California corporation and BRADSHAW VETERINARY CLINIC, INC., a California corporation to Lender dated as of the even date herewith (collectively, the “Security Instrument”) which grants to Lender, among other things, a first lien on all business assets and property of Borrower.

B.           Guarantor will derive substantial benefit from Lender’s modification of the Loan to Borrower.

C.           Lender requires as a condition to the modification of the Loan that Guarantor agrees, to guarantee for the benefit of Lender, and its successors and assigns, all obligations and liabilities of Borrower with respect to the Loan.

NOW, THEREFORE, to induce Lender to modify the Loan to Borrower, and in consideration of the substantial benefit Guarantor will derive from the Loan, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, Guarantor hereby agrees as follows:

SECTION 1
DEFINED TERMS

Defined Terms.  Capitalized terms used in this Guaranty and not specifically defined in this Guaranty have the meaning provided in the Loan Agreement.

SECTION 2
OBLIGATION GUARANTEED

Guaranty of Guaranteed Obligations.  Guarantor irrevocably and unconditionally, guarantees to Lender the prompt payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations and liabilities of Borrower to Lender, including, without limitation, (a) the due and punctual payment of all amounts due under the Note and the Loan Agreement and of all monetary payments required to be made under the Loan Documents (and all renewals, extensions, modifications and rearrangements thereof); and (b) the full and faithful performance of all of the terms, covenants, conditions, agreements and other obligations of Borrower contained in the Loan Documents and all renewals, extensions, modifications and rearrangements of said Loan Documents (collectively, “Guaranteed Obligations”).

Unlimited Nature of Guaranty.  This is a guaranty of payment and performance and not of collection or collectibility only.  The obligations under this Guaranty shall be unlimited, absolute, independent and unconditional under any and all circumstances.  For purposes of this Guaranty, the term Guaranteed Obligations is used in its most comprehensive sense to include both monetary and non-monetary obligations of Borrower to Lender and to include, without limitation, each and every debt, obligation and liability of Borrower already, now or hereafter made, incurred or created in favor of Lender.  The term also includes voluntary and involuntary indebtedness however it arose or arises, whether it was or is a direct obligation to Lender or was or is acquired by Lender by assignment, merger or succession, whether it is due or not yet due, absolute or contingent, liquidated or unliquidated or determined or undetermined, whether arising under a single transaction or a series of transactions, whether arising before or after an obligation of Borrower to Lender has been satisfied in full, and whether Borrower may be liable for it individually or jointly with others.

Continuing Obligation.  This Guaranty is a continuing guaranty and in full force and effect and will be discharged only if and when the Loan has been paid in full, and all obligations under the Loan Agreement and other Loan Documents have been fully performed; provided, however, that notwithstanding any of the foregoing to the contrary, this Guaranty shall remain in full force and effect for so long as any payment hereunder may be voided in bankruptcy proceedings as a preference or for any other reason.

Direct Action Against Guarantor.    Lender has the right to require Guarantor to pay, comply with and satisfy its obligations and liabilities under this Guaranty, and shall have the right to proceed immediately against Guarantor with respect thereto, without being required to attempt recovery first from Borrower or any other party, without first suing on the Note or any other Loan Document and without demonstrating that the collateral for the Loan is inadequate security or that Lender has exercised (to any degree) or exhausted any of Lender’s other rights and remedies with respect to Borrower or any collateral for the Loan.

SECTION 3
GENERAL TERMS AND CONDITIONS

Payments; Interest on Amounts Payable Hereunder.  Amounts payable to Lender under this Guaranty shall be immediately due and payable on Lender’s written demand and shall be paid without reduction by set-off, defense, counterclaim or cross-claim.  Interest at the lower of the Default Rate or the maximum interest rate permitted by applicable law also shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of amounts due under this Guaranty until such judgment is paid in full.  Lender may apply all money received by Lender to payment or reduction of the Loan or reimbursement of Lender’s expenses, in such priority and proportions, and at such time or times as Lender may elect.

Cumulative Remedies.  Guarantor acknowledges that following an Event of Default, with respect to the Loan, Lender shall be entitled to accelerate the Loan and exercise all other rights and remedies as have been provided to Lender hereunder, under the other Loan Documents, by law or in equity including without limitation enforcement of this Guaranty.  All rights and remedies are cumulative and may be exercised independently, concurrently or successively in Lender’s sole discretion and as often as occasion therefor shall arise.  Lender’s delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default with respect to the Loan shall not be deemed a waiver of such right as remedy.  No partial exercise by Lender of any right or remedy will preclude further exercise thereof.  Notice or demand given to Borrower in any instance will not entitle Borrower to notice or demand in similar or other circumstances nor constitute Lender’s waiver of its right to take any future action in any circumstance without notice or demand (except where expressly required by this Guaranty to be given).  Lender may release other security for the Loan, may release any party liable for the Loan, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Loan, in each case without prejudice to its rights under this Guaranty and without such action being deemed an accord and satisfaction or a reinstatement of the Loan.  Lender will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

Enforcement Costs. Guarantor hereby agrees to pay, on written demand by Lender, all costs incurred by Lender in collecting any amount payable under this Guaranty or enforcing or protecting its rights under the Guaranty in each case whether or not legal proceedings are commenced.  Such fees and expenses include, without limitation, reasonable fees for attorneys, paralegals and other hired professionals, a reasonable assessment of the cost of services performed by Lender’s default management staff, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses), costs incurred in post-judgment collection efforts or in any bankruptcy proceeding.  Amounts incurred by Lender shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within ten (10) business days after Lender’s written demand for payment.

Unimpaired Liability.  Guarantor acknowledges and agrees that all obligations hereunder are and shall be absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of any or all of the Loan Documents or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.  Without limiting the foregoing, Guarantor acknowledges and agrees that its respective liability hereunder shall in no way be released, terminated, discharged, limited or impaired by reason of any of the following (whether or not Guarantor has any knowledge or notice thereof):  (a) Borrower’s lack of authority or lawful right to enter into any of the Loan Documents; (b) any modification, supplement, extension, consolidation, restatement, waiver or consent provided by Lender with respect to any of the Loan Documents including, without limitation, approval of a Transfer or the grant of extensions of time for payment or performance; (c) failure to record any Loan Document or to perfect any security interest intended to be provided thereby or otherwise to protect, secure or insure any collateral for the Loan; (d) Lender’s failure to exercise, or delay in exercising, any rights or remedies Lender may have under the Loan Documents or under this Guaranty; (e) the release or substitution, in whole or in part, of any collateral for the Loan or acceptance of additional collateral for the Loan; (f) the release of Guarantor from performance, in whole or in part, under this Guaranty or the release of Borrower from performance, in whole or in part, under any of the Loan Documents, in each case whether by operation of law, Lender’s voluntary act, or otherwise; (g) any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting Borrower,  any other guarantor or Lender; (h) the termination or discharge of the Security Instrument or the exercise of any rights or remedies thereunder; (i) the existence of any claim, setoff, counterclaim, defense or other rights which Guarantor may have against Borrower, any other guarantor or Lender, whether in connection with the Loan or any other transaction; or (j) the accuracy or inaccuracy of the representations and warranties made by Borrower in any of the Loan Documents.

Waivers.  Guarantor hereby waives and relinquishes, to the fullest extent permitted by law: (a) all rights or claims of right to cause a marshalling of assets or to cause Lender to proceed against any of the collateral for the Loan before proceeding under this Guaranty against it or any other guarantor; (b) all rights and remedies accorded by applicable law to sureties or guarantors, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Guaranty); (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought by or against it; (d) notice of acceptance of this Guaranty and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand, protest, notice of nonpayment or failure to perform or observe, or any other proof, notice or demand to which it might otherwise be entitled with respect to its obligations hereunder; and (f) all homestead or exemption rights against the obligations hereunder and the benefits of any statutes of limitation or repose.

Guarantor Bound by Judgment Against Borrower.  Guarantor agrees that it shall be bound conclusively, in any jurisdiction, by the judgment in any action by Lender against Borrower in connection with the Loan Documents (wherever instituted) as if such Guarantor were a party to such action even if not so joined as a party.

Certain Consequences of Borrower’s Bankruptcy.

(a)           If Borrower shall be subject to the protection of the Bankruptcy Code or any insolvency law the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to accelerate and declare the Loan immediately due and payable, Lender may, as against Guarantor, nevertheless declare the Loan due and payable and enforce any or all of its rights and remedies against Guarantor as provided herein.

(b)           Any payment made on the Loan, whether made by Borrower or any Guarantor or any other Person, that is required to be refunded or recovered from Lender as a preference or a fraudulent transfer or is otherwise set-aside pursuant to the Bankruptcy Code or any insolvency or other debtor relief law shall not be considered as a payment made on the Loan or under this Guaranty.  Guarantor’s liability under this Guaranty shall continue with respect to any such payment, or be deemed reinstated, with the same effect as if such payment had not been received by Lender, notwithstanding any notice of revocation of this Guaranty prior to such avoidance or recovery or payment in full of the Loan, until such time as all periods have expired within which Lender could be required to return any amount paid at any time on account of the Guaranteed Obligations.

(c)           Until payment in full of the Loan (including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code, which interest the parties agree remains a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right (but not the obligation) to file proof of claim and to vote in any other bankruptcy or insolvency action, including the right to vote on any plan of reorganization, liquidation or other proposal for debt adjustment under Federal or state law.

Subrogation and Contribution.  Guarantor agrees that no payment by it under this Guaranty shall give rise to (a) any rights of subrogation against Borrower or the collateral for the Loan, or (b) any rights of contribution against any other guarantor, in each case unless and until Lender has received full and indefeasible payment of the Loan.  If the deferral of such rights shall be unenforceable for any reason, Guarantor agrees that (a) its rights of subrogation shall be junior and subordinate to Lender’s rights against Borrower and the collateral for the Loan, and (b) its rights of contribution against any other guarantor shall be junior and subordinate to Lender’s rights against Guarantor.

Subordination of Borrower’s Obligations to Guarantor.  Any indebtedness of Borrower to Guarantor, now or hereafter existing, together with any interest thereon, shall be and hereby is deferred, postponed and subordinated to the prior payment in full of the Loan.  Further, Guarantor agrees that should such Guarantor receive any payment, satisfaction or security for any indebtedness owed by Borrower to it, the same shall be delivered to Lender in the form received (endorsed or assigned as may be appropriate) for application on account of, or as security for, the Loan and until so delivered to Lender, shall be held in trust for Lender as security for the Loan.

Lender Transferees; Secondary Market Activities.  Guarantor acknowledges and agrees that Lender, without notice to Guarantor or Guarantor’s prior consent, may assign all or any portion of its rights hereunder in connection with any sale, assignment or participation of the Loan.

SECTION 4
REPRESENTATIONS AND WARRANTIES

Guarantor Due Diligence and Benefit.  Guarantor represents and warrants to Lender that (a) the Loan and this Guaranty are for commercial purposes, (b) it has had adequate opportunity to review the Loan Documents, (c) it is fully aware of obligations of Borrower thereunder and of the financial condition, assets and prospects of Borrower, and (d) it is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of the matters contemplated by clauses (a)-(c) and in no part upon any representation, warranty or statement of Lender with respect thereto.

General.  Guarantor represents and warrants that:

(a)           Authority.  Guarantor has the full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder and that (i) Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation, and (ii) the execution, delivery and performance of this Guaranty by Guarantor has been duly and validly authorized and the person(s) signing this Guaranty on Guarantor’s behalf has been validly authorized and directed to sign this Guaranty.

(b)           Valid and Binding Obligation.  This Guaranty constitutes Guarantor’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

(c)           No Conflict with Other Agreement.  Guarantor’s execution, delivery and performance of this Guaranty will not (i) violate Guarantor’s organizational documents, (ii) result in the breach of, or conflict with, or result in the acceleration of, any obligation under any guaranty, indenture, credit facility or other instrument to which Guarantor or any of its assets may be subject, or (iii) violate any order, judgment or decree to which Guarantor or any of its assets is subject.

(d)           No Pending Litigation.  No action, suit, proceeding or investigation currently is pending or, to the best of Guarantor’s knowledge, threatened against Guarantor which, either in any one instance or in the aggregate, may have a material, adverse effect on Guarantor’s ability to perform its obligations under this Guaranty.

(e)           Consideration.  Guarantor will derive substantial benefit from the Loan to Borrower.

SECTION 5
MISCELLANEOUS

Notices.  All notices and other communications under this Guaranty are to be in writing and addressed in the case of Lender to the address as set forth in the Loan Agreement and in the case of Guarantor, as set forth below Guarantor’s signature hereto.  Default or demand notices shall be deemed to have been duly given upon the earlier of: (a) actual receipt; (b) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; (c) one (1) business day after having been sent by telecopier (with answer back acknowledged) provided an additional notice is given pursuant to (b); or (d) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clauses (b) and (d) irrespective of whether delivery is accepted.  A new address for notice may be established by written notice to the other parties; provided, however, that no address change will be effective until written notice thereof actually is received by the party to whom such address change is sent.

Entire Agreement; Modification.  This Guaranty is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written).  This Guaranty shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

Binding Effect.  This Guaranty is binding upon and inures to the benefit of Guarantor, Lender and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law.  Guarantor may not delegate or transfer its obligations under this Guaranty.

Unenforceable Provisions.  Any provision of this Guaranty which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

Duplicate Originals; Counterparts.  This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Guaranty (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Guaranty even though all signatures do not appear on the same document.

Construction of Certain Terms.  Defined terms used in this Guaranty may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders.  Section headings are for convenience only and shall not be used in interpretation of this Guaranty.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Guaranty as a whole and not to any particular section, paragraph or other subdivision; and the word “section” refers to the entire section and not to any particular subsection, paragraph of other subdivision; and “Guaranty” and each of the Loan Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.

GOVERNING LAW.  THIS GUARANTY AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

CONSENT TO JURISDICTION.  GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO LENDER’S  ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS  SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO GUARANTOR, AT THE ADDRESS SET FORTH IN THIS GUARANTY AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF GUARANTOR OR ANY OF ITS AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF GUARANTOR FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE).  GUARANTOR AGREES THAT LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION.  GUARANTOR IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.

           WAIVER OF JURY TRIAL.  GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY AND THE OTHER LOAN DOCUMENTS. GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  GUARANTOR WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[Remainder of page is blank; signatures appear on next page.]

IN WITNESS WHEREOF, the undersigned hereby signs, seals and delivers this Guaranty.

                                                                    PET DRX CORPORATION,
                                                                      a Delaware corporation

By:	/s/ George Villasana
	Name:	George Villasana
	Title:	Secretary

Address for Notice:

Fax:
Attn: